Exhibit 99.1

VCG Holding Corp. Announces Completion of Purchase of Platinum Plus Gentlemen’s Club in Miami, Florida

DENVER—(BUSINESS WIRE)—VCG Holding Corp. (PTT - news), a growing and leading consolidator and operator of adult nightclubs, today announced that it has completed its previously announced acquisition of Platinum Plus Gentlemen’s Club in Miami, Florida. The letter of intent for this acquisition was previously announced in a press release dated June 11, 2007. The Company took over operations as of yesterday. The Company purchased 100% of the stock in Kenja II Corp., the owner of Platinum Plus, for cash consideration of approximately $6.8 million. The acquisition was funded with $2.0 million in available cash and through issuance of promissory notes. In the previous 12 months the club generated revenues of approximately $5.0 million and operating profits on a pro forma basis in excess of approximately $1.7 million. Troy Lowrie, Chairman and CEO of VCG Holding, stated, “We are pleased to have completed another bolt-on acquisition that should be immediately accretive to our Company. The Miami club is very accessible, located at a high traffic interchange just south of highways 75 and 826. We are excited about establishing our presence in Miami because it is one of the fastest growing markets for adult entertainment. While we purchased the club for 4.0 times operating profit (3.8 times EBITDA), we feel it was an extremely attractive purchase price considering the growth opportunities we see in the market. The multiple is higher than our target of 3.5 times operating profit, because of the way the seller wanted to allocate the purchase price of the Portland, Maine and Miami, Florida clubs. Based on a more equitable allocation, our multiple for Miami would have been 3.3 times operating profits and 3.1 times EBITDA. The pipeline of acquisition remains robust.”

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns 17 adult nightclubs and one upscale dance lounge. The night clubs are located in Indianapolis, IN, St. Louis, MO, Denver, CO, Colorado Springs, CO, Raleigh, NC, Minneapolis, MN, Louisville, KY, Portland, ME, and Miami, FL.

Forward-Looking Statements:

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the Annual Report on Form 10-KSB for 2006, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

VCG Holding Corporation

Troy H. Lowrie, CEO, 303-934-2424

tlowrie@vcgh.com

Brent Lewis, CFO, 303-934-2424

blewis@vcgh.com

Facsimile: 303-922-0746